UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2026

Roman DBDR Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42435	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 S. Dixie Highway, Suite 179 West Palm Beach, FL	33405
(Address of principal executive offices)	(Zip Code)

(650) 618-2524

(Registrant’s telephone number, including area code)

9858 Clint Moore Road, Suite 205, Boca Raton, FL 33496

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	DRDBU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	DRDB	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	DRDBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 22, 2026, James Nevels resigned as a director of Roman DBDR Acquisition Corp. II (the “Company”), effective immediately. On April 27, 2026, the Company’s Board of Directors (the “Board”) appointed Randolph C. Read to serve as a member of the Board, effective immediately. Mr. Read also serves as an independent director, the Chairperson of the Compensation Committee, and a member of the Audit Committee, of the Company.

Randolph C. Read, 73, has been President and Chief Executive Officer of International Capital Markets Group, Inc. for more than five years and has been President and Chief Executive Officer of Nevada Strategic Credit Investments, LLC for more than five years. Mr. Read has served as an independent Director of SandRidge Energy, Inc. (NYSE: SD) since June 2018. Mr. Read has served as an independent Director of Virtuix Holdings, Inc. (NasdaqGM: VTIX) since August 2025. Mr. Read has served as an independent Director of Viskase Holdings, Inc. (OTCPK: ENZND) (formerly known as Enzon Pharmaceuticals, Inc.) since August 2020, and previously served as Chairman of the Board of Enzon Pharmaceuticals, Inc. from August 2020 to March 2026 until its merger with Viskase Companies, Inc., upon which Enzon was renamed Viskase Holdings, Inc. Mr. Read has also served since November 2018 as an independent manager/director and Chairman of the Board of Managers of New York REIT Liquidating LLC, a successor to New York REIT, Inc., a publicly traded (NYSE: NYRT) real estate investment trust, where Mr. Read served as an independent director from December 2014 to November 2018, including as Chairman of its Board of Directors from June 2015 to November 2018. Mr. Read previously served as an independent director of Luby’s Inc. from August 2019 to August 2021. Mr. Read has previously served as President of a variety of other companies and has previously served on a number of public and private company boards. Mr. Read was previously President of C & S Oil and Gas Company, Inc. and served in various positions at Atlantic Richfield Co. (acquired by BP, plc). Mr. Read is admitted as a Certified Public Accountant and has an M.B.A. in Finance from the Wharton Graduate School of the University of Pennsylvania and a B.S. from Tulane University. The Company believes that Mr. Read is well qualified to serve on the Board due to his extensive business experience as a director and an executive officer of entities in a variety of industries, as well as his capital markets, governance, and operations experience, in addition to his knowledge, financial expertise, and leadership qualities and roles in multiple public and private companies.

In connection with Mr. Read’s appointment, he will receive for his services as a director an indirect interest in the founder shares through membership interests in the Company’s sponsor.

There are no family relationships between Mr. Read and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Read that are reportable pursuant to Item 404(a) of Regulation S-K. Except as described above, there are no arrangements or understandings between Mr. Read and any other person pursuant to which he was selected as a director.

On April 28, 2026, the Company issued a press release announcing Mr. Read’s appointment to the Board. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number

99.1	Press Release, dated April 28, 2026
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2026

Roman DBDR Acquisition Corp. II

	By:	/s/ Dixon Doll, Jr.
	Name:	Dixon Doll, Jr.
	Title:	Chairman of the Board of Directors and Chief Executive Officer